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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 25, 2002

                          OptiCare Health Systems, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                       1-15223                       76-0453392
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction                                               Identification No.)
of incorporation)

87 Grandview Avenue, Waterbury, Connecticut                               06708
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code                (203) 596-2236


                                       N/A
         (Former name or former address, if changed since last report.)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On January 25, 2002, the registrant, OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), consummated a series of transactions which resulted in a change in control of the Company and a major restructuring of its debt, equity and voting capital stock.

         Pursuant to a Restructure Agreement among the Company, Palisade Concentrated Equity Partnership, L.P. ("Palisade"), and Dean J. Yimoyines, M.D. (the Chairman of the Board of Directors, President, and Chief Executive Officer of the Company), dated as of December 17, 2001, as amended on January 5, 2002 and January 22, 2002 (the "Restructure Agreement"), Palisade purchased 2,571,429 shares of the Company's Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), convertible into 25,714,290 shares of Common Stock, for an aggregate cash purchase price of $3.6 million. Palisade also received an additional 309,170.5 shares of the Company's Series B Preferred Stock, convertible into 3,091,705 shares of Common Stock, as payment for the outstanding balance (including accrued interest) of Palisade's participation in a bridge loan to the Company, which principal and interest aggregated $432,838.70 at the time of such issuance and sale. Each share of Series B Preferred Stock is immediately convertible into ten shares of Common Stock and has the voting power equivalent to the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted. In addition, pursuant to the Restructure Agreement, in connection with providing a $13.9 million subordinated loan to the Company, Palisade received warrants entitling Palisade, at any time, to purchase up to 17,375,000 additional shares of Common Stock at an exercise price of $.14 per share. All funds used to make the loan and the purchase of the Series B Preferred Stock came directly from the assets of Palisade.

         As of the closing of the transactions, there were 59,396,087 shares of Common Stock outstanding on a diluted basis (including 12,815,092 shares of Common Stock outstanding as of January 25, 2002 and 28,805,995 shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by Palisade and exercise of the warrants held by Palisade). As of the closing, Palisade held
(i) 2,000,000 shares of the Common Stock which were previously acquired, (ii) 2,880,599.5 shares of Series B Preferred Stock, immediately convertible into 28,805,995 shares of Common Stock, (iii) immediately exercisable warrants to purchase up to an additional 17,375,000 shares of Common Stock, and (iv) immediately exerciseable warrants to purchase 400,000 shares, previously acquired. Without giving effect to the warrants, Palisade may be deemed to beneficially own 74.0% of the Common Stock. Giving effect to the warrants held by Palisade, Palisade may be deemed to beneficially own 81.8%. The Series B Preferred Stock and the warrants are subject to adjustment for stock splits, stock dividends and similar transactions and certain anti-dilution protections.

         Pursuant to the terms of the Restructure Agreement, the Company has agreed that so long as Palisade owns more than 50% of the voting power of the Company, Palisade shall have the right to designate a majority of the Board of Directors. On January 25, 2002, Messrs. Raymond W. Brennan and Alan J. Glazer, each of whom had become a director of the Company effective as of November 1, 2001, resigned as directors, and the following persons, designated by Palisade, were elected to the Board of Directors:

                  Mel Meskin
                  Mark Hoffman
                  Eric J. Bertrand

Dr. Yimoyines and Messrs. Norman Drubner and Frederick Rice continue to be directors of the Company. Palisade has advised the Company that it expects to designate one or more additional


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members of the Board of Directors, so that the members designated by Palisade will constitute a majority of the Board of Directors, as contemplated by the Restructure Agreement. Under the Restructure Agreement, Dr. Yimoyines also agreed to lend funds to the Company, purchase Series B Preferred Stock, and settle his participation in an outstanding loan to the Company in exchange for Series B Preferred Stock, on the same terms and conditions (except as to amounts) as Palisade's loan, purchase of Series B Preferred Stock and settlement of an outstanding loan participation. See Item 5 for information about Dr. Yimoyines' investments (through his wife) in the Company pursuant to the Restructure Agreement.

         Messrs. Mel Meskin, Mark Hoffman, and Eric Bertrand have furnished the Company with the following information about their business backgrounds and experience:

         Mel Meskin, age 57, was, until his retirement on December 31, 2001, Vice President -- Finance -- National Operations for Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President -- Finance and Treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President -- Finance and Comptroller of Bell Atlantic. Mr. Meskin is a member of the Board of Trustees of Nyack Hospital and the Board of Trustees of the Post Graduate Center for Mental Health.

         Mark Hoffman, age 40, is a Managing Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., which he joined upon its formation in 1995. He is a director of several privately held companies, including YHD Realty, Berdy Medical Systems, C3I, Marco Group, Noon-in-China, Blink.com and Neurologix. Mr. Hoffman is a graduate of the Wharton School at the University of Pennsylvania.

         Eric J. Bertrand, age 29, is a Vice President at Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P. From 1996-1997, Mr. Bertrand held a position with Townsend Frew & Company, a healthcare-focused investment banking boutique. From 1994 to 1996, he held positions with Aetna, Inc.'s private equity group, focusing on middle market leveraged buy-outs and larger private equity investments. Mr. Bertrand is a director of Versura, Inc. and Control F-1. He holds a Bachelor of Science in Business Administration from Bryant College and a Masters of Business Administration in Finance and Entrepreneurship with a certificate in the Digital Economy from New York University.

         The description of the Restructure Agreement herein is qualified in its entirety to the Restructure Agreement together with its amendments, which are annexed hereto as Exhibits 10.1, 10.2, and 10.3.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

5.1 (a) On January 25, 2002, the Company took action which was authorized by the stockholders of the Company by majority written consent in lieu of a meeting. The requisite number of written consents were received by the Company on January 18, 2002, and the Company closed the transactions on January 25, 2002. In connection with the closing of the transactions contemplated by the Restructure Agreement, as amended, the Company completed the actions set forth in its consent statement dated as of January 4, 2002 (the "Consent Statement"), which was filed with the Securities and Exchange Commission on Schedule 14A on such date, and include the following:


          1. The Company filed a Certificate of Amendment of the Certificate of Incorporation of the Company with the Delaware Secretary of State, on January 23, 2002, to increase the number of shares of authorized Common Stock from 50,000,000 to 75,000,000. The Certificate of Amendment of the Certificate of Incorporation is attached hereto as Exhibit 3.1.

          2. The Company filed a Certificate of Designations, Rights and Preferences of the Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock to create a new class of convertible preferred stock, the Series B Preferred Stock, consisting of up to 3,500,000 shares. The Certificate of Designations, Rights and Preferences of the Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock is attached hereto as Exhibit 3.2.


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         (b) On January 25, 2002, the Company (including certain of its subsidiaries) closed a series of transactions which resulted in a major restructuring of its debt, equity and voting capital stock. The transactions included, among other things, the following:

         1. As more fully described in Item 1, Palisade acquired 2,880,599.5 shares of the Company's Series B Preferred Stock.

         2. Bank Austria Creditanstalt Corporate Finance, Inc. ("Bank Austria") which was, until January 25, 2002, the Company's senior secured lender, forgave the portion of the Company's indebtedness to Bank Austria in excess of $21,800,000 and the sold the remaining loans and other obligations of the Company which it then held, including security agreements and guarantees of loans and other obligations, to CapitalSource Finance LLC, a Delaware limited liability company ("CapitalSource").

         3. CapitalSource, as lender, and the Company as borrower, amended and restated the terms of the indebtedness acquired from Bank Austria by entering into an Amended and Restated Revolving Credit, Term Loan and Security Agreement, which is described below.

         4. Palisade made a subordinated loan to the Company of $13.9 million, and Ms. Linda Yimoyines, wife of Dr. Yimoyines, Chairman of the Board and Chief Executive Officer, made a subordinated loan to the Company of $100,000, which loans are evidenced by senior subordinated secured notes. The principal of the subordinated notes is due in 10 years, and interest is payable quarterly at the rate of 11.5%, subject to the right of the Company to defer 100% of interest accruing in the first year and 50% of interest accruing in the second year to the maturity of the loans. The subordinated notes held by Palisade and Ms. Yimoyines are subordinate to the Company's indebtedness to CapitalSource and are secured by second-priority security interests in substantially all the Company's assets (the first-priority security interest is held by CapitalSource).

         5. The Company applied a portion of the proceeds of the Palisade loan to pay down the indebtedness under the credit facility, now held by CapitalSource. After giving effect to this paydown, the balances outstanding under the credit facility are $3 under the term loan and approximately $6.5 million under the revolving credit facility.

         6. The Company's bridge loan from Alexander Enterprise Holdings Corp. ("Alexander"), Palisade and Ms. Yimoyines was satisfied in full, as follows:

                  a. $2.5 million in cash was paid to Alexander in full satisfaction of the principal and interest due to Alexander under the bridge loan. Alexander relinquished its security interest in the assets of the Company and has no further claims against the Company.

                  b. The Company satisfied its obligations to Palisade as a participant in the bridge loan by issuing shares of Series B Preferred Stock, as described in Item 1.

                  c. The Company satisfied its obligations to Ms. Yimoyines as a participant in the bridge loan by issuing 38,646.3 shares of Series B Preferred Stock to Ms. Yimoyines. The amount of such participation, including accrued but unpaid interest, was a $54,104.83.


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         7.       The Company issued and sold 285,714 shares of Series B
                  Preferred Stock to Ms. Yimoyines for a cash payment of $400,000.

         8. The Company issued to Ms. Yimoyines immediately exercisable warrants to purchase 125,000 shares of common stock.

         9. The Company reacquired from Bank Austria, for a cash payment of $1.35 million, certain notes and contractual rights originally issued or made to the Company in connection with the Company's transfers of certain medical practice assets to physicians engaged in such practices.

        10. The Company reacquired from Bank Austria, and cancelled, (i) 418,803 shares of Class A preferred stock, (ii) warrants to purchase 100,000 shares of common stock, and (iii) 50,000 shares of outstanding common stock. Bank Austria continues to hold 100,000 shares of common stock.

         (c) The following is a description of the Company's amended and restated credit facility with CapitalSource. The credit facility is comprised of a $3 million term loan and up to a $10 million revolving credit facility. As of January 25, 2002, the Company had $3.0 million of borrowings outstanding under the term loan, approximately $6.5 million of advances outstanding under the revolving credit facility, and approximately $400,000 of available borrowing capacity under the revolving credit facility (in excess of approximately $6.5 million outstanding on that date).

         1. The maximum amount which may be advanced under the revolving credit facility is the lesser of (i) $10.0 million or (ii) 80% of eligible accounts receivable and 55% of eligible inventory of the Company, plus up to an additional $750,000. In addition, prior to May 1, 2002, the availability based on accounts receivable will be 85% of eligible accounts receivable. If the amount of the advances against receivables as of May 1, 2002, is in excess of 80%, such excess will have to be paid down in monthly installments over the three months ending July 31, 2002. Eligible accounts receivable are accounts receivable not more than 120 days old, subject to certain cross-aging requirements, and subject to determination by CapitalSource.

         2. The interest rate on the revolving credit facility shall be 1.5 percentage points above the announced prime rate of Citibank, N.A., but not less than 7% per year. Interest is payable monthly in arrears.

         3. The revolving credit facility expires and the outstanding balance of the revolving credit facility comes due in full, together with accrued but unpaid interest, three years from the closing of the loan and security agreement, on January 25, 2005.

         4. The Company must also pay a monthly "unused line fee" that equals the excess, if any, of $3,000 over all interest accrued for such month.

         The principal terms of the term loan with CapitalSource, as amended, are as follows:

         1. The maximum amount of the term loan is the lesser of $3,000,000 or 40% of the value of the Company's capital equipment, as determined by CapitalSource in its absolute discretion; the current balance drawn down on the term loan is $3 million which is the maximum amount available.

         2. The interest rate is 3.5 percentage points over the announced prime rate of Citibank, N.A., but not less than 9%.

         3. Principal and interest are payable monthly, on the basis of a 15-year amortization, with payment in full of the balance due two years from the closing of the loan and security agreement, on January 25, 2004.



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         The Company's subsidiaries guaranteed the payments and other obligations under the credit facility, and certain other guarantees continue, and the Company (including certain subsidiaries and others) granted a first-priority security interest in substantially all assets in favor of CapitalSource. The Company also pledged the capital stock of certain subsidiaries to CapitalSource.

         The credit facility contains certain restrictions on the conduct of the Company's business, including, among other things, restrictions on incurring debt, purchasing or investing in the securities of, or acquiring any other interest in all or substantially all of the assets of any person or joint venture, declaring or paying any cash dividends or making any other payment or distribution on the Company's capital stock, and creating or suffering liens on the Company's assets. The Company is required to maintain certain financial covenants, including a minimum fixed charge ratio and a minimum net worth.

         The occurrence of certain events or conditions described in the credit facility (subject to grace periods in certain cases) constitutes an "event of default." If an event of default (as defined in the credit facility) occurs, the entire outstanding balance of principal and interest would become immediately due and payable. The events of default include:

         o    The Company's failure to pay any principal or interest when due;

         o Failure to pay any judgments or indebtedness to persons other than CapitalSource in excess of $250,000 (including amounts payable to Palisade under the note issued to Palisade);

         o Failure to observe any covenant under the credit facility (including, e.g., the financial covenants);

         o Bankruptcy, insolvency or receivership proceedings with respect to the Company;

         o Certain changes of control of the Company (as defined in the credit facility);

         o The inability of the Company to pay its debts generally as they come due; and.

         o The occurrence or expectation of any material adverse change with respect to the Company.

         In conjunction with the amendment and restatement of the credit facility, the Company issued 10-year warrants to CapitalSource to purchase 250,000 shares of the Company's common stock at an exercise price of $0.14 per share, subject to adjustment for stock splits, stock dividends and similar actions, and certain anti-dilution protections.

         (d) On January 25, 2002, the Company amended it Amended and Restated By-laws to provide, among other things, that so long as Palisade holds more than 50% of the voting power of the Company, (i) the Series Preferred Stock may be redeemed only with the approval of a majority of the independent directors of the Company, and (ii) the Company shall not take certain actions without the approval of a majority of the independent directors of the Company including, among other things, the issuance to Palisade or any affiliate of Palisade of any new class or series of preferred stock or the declaration or payment of any dividend, in cash, property or securities of the Company. 5.2 In mid-January, 2002, Optivest, LLC ("Optivest") commenced an action in the Superior Court for the Judicial District of Waterbury against Opticare Health Systems, Inc., Opticare Eye Health Centers, Inc. ("OEH") and Dr. Yimoyines. The complaint alleges that the defendants made false and misleading statements in connection with the proposed sale of OEH to Optivest and failed to provide Optivest with access to accurate books, records and other documents of OEH. The complaint asserts claims for specific performance and injunctive relief as well as unstated amounts of compensatory and punitive damages for alleged breach of contract; innocent, negligent and fraudulent misrepresentation; and unfair trade practices. The time for Opticare to respond to the complaint has not yet expired. Management believes the complaint is without merit, and opticare intends to deny all material allegations and defend the action vigorously.



ITEM 7.  EXHIBITS.

         The following exhibits to this Current Report on Form 8-K are attached hereto:

                  3.1 Certificate of Amendment of the Certificate of Incorporation, dated as of January 21, 2002, increasing the authorized common stock of the Company from 50,000,000 to 75,000,000 shares.



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                  3.2      Certificate of Designations, Rights and Preferences
                           of the Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock of the Company, Pursuant to Section 151 of the General Corporation Law of the State of Delaware, dated January 21, 2002.

                  3.3 Amendment No. 1 to the Amended and Restated Bylaws of OptiCare Health Systems, Inc.

                  3.4 Form of Warrant dated January 25, 2002, issued to Palisade, for the purchase of up to 17,375,000 shares of common stock.

                  3.5 Form of Warrant dated January 25, 2002, issued to Linda Yimoyines, for the purchase of up to 125,000 shares of common stock.

                  3.6 Form of Warrant dated January 25, 2002, issued to CapitalSource Finance, LLC, for the purchase of up to 250,000 shares of common stock.

                  10.1 Restructure Agreement dated December 17, 2001, among Palisade Concentrated Equity Partnership, L.P., Dean J. Yimoyines, M.D. and the Company.

                  10.2 Amendment No. 1, dated January 5, 2002, to the Restructure Agreement dated December 17, 2001, among Palisade Concentrated Equity Partnership, L.P., Dean J. Yimoyines, M.D. and the Company.

                  10.3 Amendment No. 2, dated January 22, 2002, to the Restructure Agreement dated December 17, 2001, among Palisade Concentrated Equity Partnership, L.P., Dean J. Yimoyines, M.D. and the Company.

                  10.4  d Note dated January 25,
                           2002, in the principal sum of $13,900,000, issued by the Company to Palisade Concentrated Equity Partnership, L.P.

                  10.5 Senior Secured Subordinated Note dated January 25, 2002, in the principal sum of $100,000, issued by the Company to Linda Yimoyines.

                  10.6 Subordinated Pledge And Security Agreement dated as of January 25, 2002, by the Company (including certain of its subsidiaries) as grantor, and Palisade Concentrated Equity Partnership, L.P., as secured party and agent for the other secured party (Linda Yimoyines), securing the senior secured subordinated notes made by the Company to the secured parties dated January 25, 2002.

                  10.7 Registration Rights Agreement dated January 25, 2002, covering common stock held by Palisade, common stock issuable on conversion of the Series B Preferred Stock and exercise of the warrants issued to Palisade, Linda Yimoyines and CapitalSource.

                  10.8 Subordination Agreement dated January 25, 2002, among Palisade Concentrated Equity Partnership, L.P., Ms. Linda Yimoyines, CapitalSource Finance LLC and the Company.


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                  10.9     Amended and Restated Revolving Credit, Term Loan And
                           Security Agreement dated as of January 25, 2002, between CapitalSource Finance LLC and the Company, including Annex I, Financial Covenants, and Appendix I, Definitions.

                  10.10 Reassignment of Rights to Payments under Services Agreements, Physician Notes and Physician Security Agreements, between Bank Austria Creditanstalt Corporate Finance, Inc., and the Company, dated January 25, 2002.

                  10.11 Assignment and Assumption Agreement dated January 25, 2002, between Bank Austria Creditanstalt Corporate Finance, Inc., and CapitalSource Finance LLC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February ____, 2002

                                           OPTICARE HEALTH SYSTEMS, INC.


                                           By: _________________________________
                                                 Name:  William A. Blaskiewicz
                                                 Title:  Chief Financial Officer



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